Exhibit 99.B(p)(13)

Impax Asset Management Limited

Code of Ethics

Contents

1.                                       Introduction

2.                                       Impax Procedures for Personal Account Dealing

3.                                       SEC Requirement for a Code of Ethics

4.                                       Definitions

5.                                       Trade Restrictions and Pre-Clearance

6.                                       Reporting Requirements — Initial Holdings Report, Annual Holdings Report, Quarterly Transactions Report

7.                                       Reporting Requirements — Violations

8.                                       Recordkeeping Requirements

Exhibit A                                              Code of Ethics Certification of Compliance

Exhibit B                                              Pre-Clearance Request Form

Exhibit C                                              Initial Holdings Report

Exhibit D                                              Annual Holdings Report

Exhibit E                                                Quarterly Transaction Report

1.                                      Introduction

Impax Asset Management Limited (Impax) is a specialist investment manager focusing on the markets for cleaner or more efficient delivery of the basic services of energy, water and waste. Impax manages and advises a range of listed and private equity funds investing in the environmental sector, and the activities of Impax’s investment team are wholly within this sector.

Investment analysis carried out by Impax is focused solely on stocks within the environmental universe, and a master list of these stocks is maintained by Bruce Jenkyn-Jones, Director of Investments (“the Impax Universe List”).

A copy of the Impax Universe List will be held for reference purposes by the following (“the Listholders”):

1.                               Julie Glass, Head of Compliance

2.                               Jackie Brown, Finance Director - current SEC designated Chief Compliance Officer (“CCO”)

3.                               Bruce Jenkyn-Jones, Director of Investments

4.                               Ian Simm, Chief Executive

2.                                      Impax Procedures for Personal Account Dealing

Prior to carrying out any Personal Account dealing (PA dealing), all employees of Impax are required to advise the Head of Compliance (or in her absence one of the other Listholders) by e-mail of the name of the security in which they intend to deal.

The Listholder will advise the employee which PA Dealing process will apply to the named stock, i.e.

•                                  If it is a small cap stock on the Impax Universe List with low liquidity (List A), then PA dealing is not permitted.

•                                  If it is a large cap liquid stock on the Impax Universe List (List B), then PA dealing is permitted subject to pre-clearance and reporting requirements (see sections 5 & 6 below).

•                                  If the stock is not on the Impax Universe list, then PA dealing is permitted subject to reporting requirements (see section 6 below).

Definitions and other details of SEC requirements are covered in the remaining sections of this Code of Ethics

3.                                      SEC Requirement for a Code of Ethics

As a registered investment adviser with the SEC, Impax is required to maintain this Code of Ethics. Impax has established and maintains a standard of business conduct consistent with the firm’s fiduciary obligation to its clients. All employees of the firm are required to comply with U.S. Federal Securities Laws, including the following:

•                                  The Investment Company Act of 1940, as amended (the “1940 Act”)

•                                  The Investment Advisers Act of 1940, as amended (the “Advisers Act”)

•                                  The Securities Act of 1933, as amended (the “1933 Act”)

•                                  The Securities Exchange Act of 1934, as amended (the “1934 Act”).

Impax has an affirmative statutory obligation to establish, maintain and enforce written policies and procedures reasonably designed to prevent Access Persons (as defined below) from misusing material, non-public information and breaching their fiduciary obligations to the its clients.

No Access Person shall, directly or indirectly:

a.                               employ any device, scheme or artifice to defraud a client;

b.                              make to such client any untrue statement of a material fact or fail to state a material fact necessary in order to make the statements made to such client, in light of the circumstances under which they are made, not misleading;

c.                               engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon such client; or

d.                              engage in any manipulative practice with respect to such client.

Impax is required to provide each employee with a copy of this Code of Ethics and any amendments and each employee must submit a written acknowledgement of the receipt of the Code of Ethics and any amendments by completing the form in Exhibit A.

4.                                      Definitions

Access Person

Any Supervised Person of Impax who:

(i)                             has access to non-public information regarding any clients’ purchase or sale of securities, or non-public information regarding the portfolio holdings of any Reportable Fund; or

(ii)                          is involved in making securities recommendations to clients, or who has access to such recommendations that are non-public.

All of the firm’s directors, officers and partners are deemed Access Persons under SEC regulations. For Impax, all directors and employees are considered to be Access Persons, and are therefore covered by all aspects of this Code of Ethics.

Supervised Person

Any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of Impax, or other person who provides investment advice on behalf of the firm and is subject to the supervision and control of the firm. For Impax, all directors and employees are considered to be Supervised Persons, and to fall within the definition of Access Person as defined above.

Beneficial Ownership

For the purposes of the Code of Ethics, an Access Person has a Beneficial Ownership if the Access Person has direct or indirect pecuniary interest in a financial instrument or account through any contract, arrangement, understanding, relationship or otherwise. An Access Person has an indirect Beneficial Ownership if securities are held by members of such person’s immediate family sharing the same household. The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships.

Reportable Funds

a.                               Any fund for which Impax serves as an investment adviser as defined in section 2(a)(20) of the 1940 Act; or

b.                              Any fund whose investment adviser or principal underwriter controls Impax, is controlled by Impax, or is under common control with Impax.

The term control has the same meaning as it does in section 2(a)(9) of the 1940 Act.

Fund

An investment company registered under the 1940 Act.

Reportable Security

Reportable Security shall mean a security defined in section 202(a)(18) of the Advisers Act except that it does not include:

•                                  Direct obligations of the Government of the United States;

•                                  Banker’s acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;

•                                  Shares issued by money market funds;

•                                  Shares issued by open-end funds other than Reportable Funds; and

•                                  Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

Security is defined to include the following financial instruments: any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly know as a “security” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

Automatic Investment Plan

A programme in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

Initial Public Offering

An offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of section 13 or 15(d) of the 1934 Act.

Limited Offering

An offering that is exempt from registration under the 1933 Act pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, 505 or 506.

U.S. Federal Securities Laws

The 1933 Act, the 1934 Act, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Billey Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of Treasury.

5.                                      Trade Restrictions and Pre-Clearance

Pre-approval of Certain Investments

Access Persons must obtain an approval from the CCO before they directly or indirectly acquire Beneficial Ownership in any security in an Initial Public Offering or in a Limited Offering.

Pre-clearance

As described in section 2 above, prior to carrying out any PA dealing, all employees of Impax are required to advise the Head of Compliance (or in her absence one of the other Listholders) by e-mail of the name of the security in which they intend to deal.

If the security is a large cap stock on the Impax Universe List (i.e. List B), then the employee is required to complete a Pre-Clearance Request Form (Exhibit B) and to obtain sign-off from Bruce Jenkyn-Jones (Director of Investments) or Ian Simm (Chief Executive) prior to carrying out the PA deal.

The completed and signed Pre-Clearance Request Form should then be submitted promptly to the CCO. The specific trading date and the time of approval must be so noted on the Pre-Clearance Request Form.

The employee must execute the requested trade within one business day from the date approval is granted. If the trade is not executed within this timescale, then the Pre-Clearance Request Form must be re-signed and re-submitted.

Exceptions to Pre-clearance Requirements

Transactions in the following Reportable Securities shall not require pre-clearance:

•                                  Purchases or sales of shares of open-end mutual funds, regardless of whether or not they are advised or sub-advised by Impax or its affiliates;

•                                  Unit investment trusts;

•                                  Corporate, municipal and treasury bonds;

•                                  Exchange traded funds that are based on a broad-based securities index;

•                                  Futures and options on currencies or a broad-based securities index;

•                                  Purchases that are part of an automatic dividend reinvestment plan or automatic employee stock purchase plan; and

•                                  Purchases or sales that are non-volitional on the part of the person (e.g. gifts, inheritances, or transactions which result from corporate action applicable to all similar security holders, such as splits, tender offers, mergers, stock dividends).

6.                                      Reporting Requirements — Initial Holdings Report, Annual Holdings Report, Quarterly Transactions Report

Every Access Person is required to submit each report in Exhibit C, D, and E to the CCO with respect to Reportable Securities in which Access Persons have Beneficial Ownership. Impax is required to review all Access Persons’ personal securities transactions and holdings periodically.

At least quarterly, the CCO shall compare the reportable transactions of each Access Person as reported against the trade authorisations on file to determine whether a violation has occurred. The CCO’s reports shall be reviewed by a designee.

Initial Holdings Report

Every Access Person is required to submit the Initial Holdings Report (Exhibit C) no later than 10 days after the person becomes an Access Person. The information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

Annual Holdings Report

Every Access Person is required to submit the Annual Holdings Report (Exhibit D) on January 10 each year. The information must be current as of a date no more than 45 days prior to January 10.

Quarterly Transaction Report

Every Access Person is required to submit the Quarterly Transaction Report (Exhibit E) no later than 30 days after the end of each calendar quarter. The report must cover all transactions during the quarter except transactions effected pursuant to an Automatic Investment Plan. Access Persons are not required to submit the Quarterly Transaction Report if the report would duplicate information contained in broker trade confirmations or account statements so long as the CCO receives the statements no later than 30 days after the end of the applicable calendar quarter.

7.                                      Reporting Requirements — Violations

All employees of Impax must report any violations of the Code of Ethics promptly to the CCO. Depending on the nature and severity of the violation, a violation may be subject to sanctions which may include, but is not limited to, written reprimands, disgorgement of profits on trades to a charity, and termination of employment.

8.                                      Recordkeeping Requirements

Impax maintains the following records and makes these records available to the SEC at any time:

•                                  A copy of each Code of Ethics that is in effect, or at any time within the past 5 years was in effect, must be maintained in an easily accessible place.

•                                  A record of any violation of the Code of Ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least 5 years after the end of the fiscal year in which the violation occurs.

•                                  A copy of each report made by an Access Person, including broker trade confirmations or account statements, must be maintained for at least 5 years after the end of the fiscal year in which the report is made or the information is provided, the first 2 years in an easily accessible place.

•                                  A report of all persons, currently or within the past 5 years, who are or were required to make reports under the Code of Ethics, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

•                                  A copy of each report furnished to an investment company’s board of directors that: (i) describes any issues arising under the Code of Ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and (ii) certifies that Impax has adopted procedures reasonably necessary to prevent Access Persons from violating the Code must be maintained for at least 5 years after the end of the fiscal year in which it is made, the first 2 years in an easily accessible place.

•                                  A record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons of securities in Initial Public Offerings and Limited Offerings for at least 5 years after the end of the fiscal year in which the approval is granted.

Exhibit A

Code of Ethics Certification of Compliance

Tick appropriate box (only one) below relative to the certification being made:

☐            Initial Certification (Required after initial receipt of the Code of Ethics)

In accordance with the requirements of the Code of Ethics, I hereby certify the following:

(a)                          I have received a copy of the Code;

(b)                         I have read and understand all provisions of the Code; and

(c)                          I agree to comply with the terms of the Code.

☐            Acknowledgement of Amendments

In accordance with the requirements of the Code of Ethics, I hereby certify the following:

(a)                          I have received a copy of the amendments to the Code;

(b)                         I have read and understand the amendments; and

(c)                          I agree to comply with the terms of the amendments to the Code.

☐            Annual Certification

In accordance with the requirements of the Code of Ethics, I hereby certify the following:

(a)                          I have read, understood and complied with the Code for the year ended December 31;

(b)                         There is no interest, affiliation or activity, of any sort, on my part which conflicts or which I believe is likely to conflict with my official duties; and

(c)                          That I will disclose any facts which may appear to present a possible conflict of interest under the Code to the Chief Compliance Officer so that a determination can be made as to whether a conflict of interest does exist and that I will take whatever action requested of me by the Chief Compliance Officer to resolve any conflict of interest which it finds to exist.

Signature	Date

Printed Name

Exhibit B

Pre-Clearance Request Form

Name of employee

Security description including title, ticker symbol and CUSIP number

Name of brokerage firm and account number in which trade will be executed (if applicable)

Proposed trade date

Estimated price per unit of security

Number of shares, contracts or units

Type of transaction (purchase or sale)

Signed (employee)	Date

Trade approved by:

Bruce Jenkyn-Jones, Director of Investments, or Ian Simm, Chief Executive

Signed	Date approved
(BJJ or IS)	(should be same as proposed trade date)

Time approved

Promptly return the original of this form to the Chief Compliance Officer.

Note: The employee must execute the requested trade within one business day from the date approval is granted. If the trade is not executed within this timescale, then this Pre-Clearance Request Form must be re-signed and re-submitted.

Exhibit C

Initial Holdings Report

This report must be submitted no later than 10 days after you become an Access Person and the information must be current as of a date no more than 45 days prior to the date you become an Access Person.

Name:

Title of Security	Type of Security	Exchange Ticker Symbol or CUSIP Number	Number of Shares	Principal Amount	Name of Broker-Dealer or Bank and Account Number

To the best of my knowledge, I have accurately and completely disclosed all of securities holdings by me, my family members, including any relative by blood, marriage or adoption living in my household as of the date set forth below.

Signature	Date

Return the original of this report to the Chief Compliance Officer.

Exhibit D

Annual Holdings Report

This report must be submitted by January 10 and the information must be current as of a date no more than 45 days prior to January 10.

Name:

Title of Security	Type of Security	Exchange Ticker Symbol or CUSIP Number	Number of Shares	Principal Amount	Name of Broker-Dealer or Bank and Account Number

To the best of my knowledge, I have accurately and completely disclosed all of securities holdings by me, my family members, including any relative by blood, marriage or adoption living in my household as of the date set forth below.

Signature	Date

Return the original of this report to the Chief Compliance Officer by January 10.

Exhibit E

Quarterly Transaction Report

This report must be submitted no later than 30 days after the end of applicable calendar quarter.

Name:

Date of Transaction	Title of Security	Exchange Ticker Symbol or CUSIP Number	Interest Rate and Maturity Date	Number of Shares	Name of Broker- Dealer or Bank and Account Number	Principal Amount and Price	Nature of Transactions (i.e., purchase, sale or any other type of acquisition or disposition)

New Brokerage Accounts (if applicable) established during this Quarter (Direct or Indirect Beneficial Ownership):

Name of Brokerage Firm & Account Number:

Date Established:

I certify that I have listed all reportable transactions executed during the quarter ending and, if applicable, I have directed the broker(s) to forward copies of statements for all accounts for myself, family members, including any relative by blood, marriage or adoption living in my household, to the Chief Compliance Officer in lieu of this report.

Signature	Date

Return the original of this report to the Chief Compliance Officer.